CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-80450 and 333-91863) and Forms S-3 (File Nos. 33-99736-01, 333-3526-01 and 333-39365-01) of our report dated January 18, 2001, except for the information presented in Note 15, for which the date is March 12, 2001, relating to the financial statements and financial statement schedule, which appears in Tanger Properties Limited Partnership's Form 10-K for the year ended December 31, 2000.


PricewaterhouseCoopers LLP


March 30, 2001